AppFolio, Inc. Announces First Quarter Financial Results
Surpasses $100 million in quarterly revenue
Key milestone reflects continued customer adoption of Appfolio products and services across a growing unit base

SANTA BARBARA, Calif., May 9, 2022 (GLOBE NEWSWIRE) -- AppFolio, Inc. (NASDAQ: APPF) ("AppFolio" or the "Company"), a leading provider of cloud business management solutions for the real estate industry, today announced its financial results for the first quarter ended March 31, 2022.

“This quarter’s results, marked by AppFolio's first $100 million quarter and an increase in our number of units served to 6.57 million, reflect the relevance of our strategy and the customer focused innovation of our team," said Jason Randall, President and CEO, AppFolio. “We will continue to execute our multi-year investment strategy to modernize the real estate industry by building powerful, easy-to-use solutions that grow our customer base and by expanding value-added services that increase revenue per unit served.”

Financial Highlights
•Revenue: Total first quarter of 2022 revenue was $105.3 million, a 33% increase from $78.9 million in the first quarter of 2021.
•Units Served: Total units on the AppFolio Property Manager platform increased to 6.57 million in the first quarter of 2022 from 5.62 million at the end of the first quarter of 2021.
•Loss from Operations: GAAP loss from operations in the first quarter of 2022 was $14.7 million, or 14% of revenue, compared to $5.7 million, or 7% of revenue, in the same quarter of 2021. Non-GAAP loss from operations in the first quarter of 2022 was $5.6 million, or 5% of revenue, compared to Non-GAAP loss from operations of $1.3 million, or 2% of revenue, in the first quarter of 2021.
•Cash: Cash, cash equivalents and investment securities were $173.8 million as of March 31, 2022. Free cash flow was $(7.6) million, or (7)% of revenue, in the first quarter of 2022, compared to $(4.8) million, or (6)% of revenue, in the same quarter of 2021.

Financial Outlook
Based on information available as of May 9, 2022, AppFolio's outlook for fiscal year 2022 follows:
•Full year revenue is expected to be in the range of $452 million to $460 million.
•Full year non-GAAP operating margin as a percentage of revenue is expected to be in-line with the first quarter of 2022.
•Weighted average shares outstanding are expected to be approximately 35 million for the full year.

Conference Call Information
As previously announced, the Company will host a conference call today, May 9, 2022, at 2 p.m. Pacific Time (PT), 5 p.m. Eastern Time (ET), to discuss the company’s first quarter 2022 financial results. Participants who wish to dial into the conference call, please dial +1 844-200-6205 (in the U.S.) or +1 929-526-1599 (international) and use passcode 857371.

Following the conference call, a replay of the call will be available until Thursday, May 12, 2022 by dialing +1 866-813-9403 (in the U.S.) or +44 204 525 0658 (international) and using passcode 908074.

To access the webcast during the live call, participants may access https://events.q4inc.com/attendee/960055105. An archived webcast of this conference call will also be available on AppFolio’s Investor Relations website at http://ir.appfolioinc.com.

About AppFolio, Inc.
AppFolio, Inc. (NASDAQ: APPF) is a leading provider of cloud business management solutions for the real estate industry. Our solutions enable our customers to digitally transform their businesses, address critical business operations and deliver a better customer experience. Today, our solutions are AppFolio Property Manager and AppFolio Investment Management, which are supplemented with Value Added Services that enhance, automate and streamline business-critical processes and workflows. For more information about AppFolio, visit www.appfolioinc.com.

Investor Relations Contact:
Lori Barker
ir@appfolio.com

Use of Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to AppFolio’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “Statement Regarding the Use of Non-GAAP Financial Measures.”

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements are subject to considerable risks and uncertainties. Forward-looking statements include all statements that are not statements of historical fact contained in this press release, and can be identified by words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts, “projects,” “seeks,” “should,” “will,” “would” or similar expressions and the negatives of those expressions. In particular, forward-looking statements contained in this press release relate to the Company's business opportunities, the impact of the Company's strategic actions and initiatives, and the timing of providing updated financial guidance.

Forward-looking statements represent AppFolio's current beliefs and assumptions based on information currently available. Forward-looking statements involve numerous known and unknown risks, uncertainties and other factors that may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Some of the risks and uncertainties that may cause the Company's actual results to materially differ from those expressed or implied by these forward-looking statements are described in the section entitled “Risk Factors” in AppFolio's Annual Report on Form 10-K for the year ended December 31, 2021, which was filed with the SEC on February 28, 2022, as well as in the Company's other filings with the SEC. You should read this press release with the understanding that the Company's actual future results may be materially different from the results expressed or implied by these forward looking statements.

Except as required by applicable law or the rules of the NASDAQ Global Market, AppFolio assumes no obligation to update any forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands, except par values)

	March 31, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$49,536	$57,847
Investment securities—current	78,389	64,600
Accounts receivable, net	16,154	12,595
Prepaid expenses and other current assets	25,495	23,553
Total current assets	169,574	158,595
Investment securities—noncurrent	45,851	61,076
Property and equipment, net	30,582	30,479
Operating lease right-of-use assets	40,570	41,710
Capitalized software development costs, net	39,277	41,212
Goodwill	56,147	56,147
Intangible assets, net	10,558	11,711
Other long-term assets	7,475	7,087
Total assets	$400,034	$408,017
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$4,809	$1,704
Accrued employee expenses—current	25,151	30,065
Accrued expenses	14,470	13,284
Deferred revenue	3,692	2,512
Other current liabilities	5,898	5,077
Total current liabilities	54,020	52,642
Operating lease liabilities	54,985	55,733
Other liabilities	2,286	2,261
Stockholders’ equity	288,743	297,381
Total liabilities and stockholders’ equity	$400,034	$408,017

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2022	2021
Revenue	$105,296	$78,921
Costs and operating expenses:
Cost of revenue (exclusive of depreciation and amortization)(1)	43,347	33,298
Sales and marketing(1)	24,919	16,179
Research and product development(1)	24,320	14,383
General and administrative(1)	18,964	13,361
Depreciation and amortization	8,415	7,369
Total costs and operating expenses	119,965	84,590
Loss from operations	(14,669)	(5,669)
Other (loss) income, net	(10)	562
Interest income	107	53
Loss before benefit from income taxes	(14,572)	(5,054)
Benefit from income taxes	(285)	(5,533)
Net (loss) income	$(14,287)	$479

Net (loss) income per common share:
Basic	$(0.41)	$0.01
Diluted	$(0.41)	$0.01
Weighted average common shares outstanding:
Basic	34,836	34,409
Diluted	34,836	35,712
(1) Includes stock-based compensation expense as follows:

	Three Months Ended March 31,
	2022	2021
Costs and operating expenses:
Cost of revenue (exclusive of depreciation and amortization)	$358	$471
Sales and marketing	1,460	402
Research and product development	2,806	857
General and administrative	2,794	1,046
Total stock-based compensation expense	$7,418	$2,776

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) (in thousands)
	Three Months Ended March 31,
	2022	2021
Cash from operating activities
Net (loss) income	$(14,287)	$479
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	7,878	6,971
Amortization of operating lease right-of-use assets	887	662
Deferred income taxes	(342)	(5,723)
Stock-based compensation, including as amortized	7,955	3,174
Other	427	(157)
Changes in operating assets and liabilities:
Accounts receivable	(3,431)	(1,896)
Prepaid expenses and other current assets	(1,942)	47
Other assets	(573)	(403)
Accounts payable	2,987	870
Accrued employee expenses—current	(5,016)	728
Accrued expenses	1,722	(3,804)
Deferred revenue	1,052	299
Operating lease liabilities	(631)	(672)
Other liabilities	1,070	(5,012)
Net cash used in operating activities	(2,244)	(4,437)
Cash from investing activities
Purchases of available-for-sale investments	(23,309)	(99,011)
Proceeds from sales of available-for-sale investments	—	17,899
Proceeds from maturities of available-for-sale investments	23,343	1,000
Purchases of property, equipment and intangible assets	(1,830)	(938)
Capitalization of software development costs	(3,484)	(6,140)
Net cash used in investing activities	(5,280)	(87,190)
Cash from financing activities
Proceeds from stock option exercises	100	100
Tax withholding for net share settlement	(1,073)	(3,992)
Net cash used in financing activities	(973)	(3,892)
Net decrease in cash and cash equivalents and restricted cash	(8,497)	(95,519)
Cash, cash equivalents and restricted cash
Beginning of period	58,283	140,699
End of period	$49,786	$45,180

RECONCILIATION FROM GAAP TO NON-GAAP RESULTS
(UNAUDITED)
(in thousands, except per share data)

	Three Months Ended March 31,
	2022	2021
Costs and operating expenses:
GAAP cost of revenue (exclusive of depreciation and amortization)	$43,347	$33,298
Less: Stock-based compensation expense	358	471
Non-GAAP cost of revenue (exclusive of depreciation and amortization)	$42,989	$32,827
GAAP cost of revenue (exclusive of depreciation and amortization) as a percentage of revenue	41%	42%
Non-GAAP cost of revenue (exclusive of depreciation and amortization) as a percentage of revenue	41%	42%

GAAP sales and marketing	$24,919	$16,179
Less: Stock-based compensation expense	1,460	402
Non-GAAP sales and marketing	$23,459	$15,777
GAAP sales and marketing as a percentage of revenue	24%	21%
Non-GAAP sales and marketing as a percentage of revenue	22%	20%

GAAP research and product development	$24,320	$14,383
Less: Stock-based compensation expense	2,806	857
Non-GAAP research and product development	$21,514	$13,526
GAAP research and product development as a percentage of revenue	23%	18%
Non-GAAP research and product development as a percentage of revenue	20%	17%

GAAP general and administrative	$18,964	$13,361
Less: Stock-based compensation expense	2,794	1,046
Non-GAAP general and administrative	$16,170	$12,315
GAAP general and administrative as a percentage of revenue	18%	17%
Non-GAAP general and administrative as a percentage of revenue	15%	16%

GAAP depreciation and amortization	$8,415	$7,369
Less: Amortization of stock-based compensation capitalized in software development costs	537	398
Less: Amortization of purchased intangibles	1,153	1,187
Non-GAAP depreciation and amortization	$6,725	$5,784
GAAP depreciation and amortization as a percentage of revenue	8%	9%
Non-GAAP depreciation and amortization as a percentage of revenue	6%	7%

	Three Months Ended March 31,
	2022	2021
Loss from operations:
GAAP loss from operations	$(14,669)	$(5,669)
Less: Stock-based compensation expense	7,418	2,776
Less: Amortization of stock-based compensation capitalized in software development costs	537	398
Less: Amortization of purchased intangibles	1,153	1,187
Non-GAAP loss from operations	$(5,561)	$(1,308)

Operating margin:
GAAP operating margin	(14)%	(7)%
Stock-based compensation expense as a percentage of revenue	7%	4%
Amortization of stock-based compensation capitalized in software development costs as a percentage of revenue	1%	1%
Amortization of purchased intangibles as a percentage of revenue	1%	2%
Non-GAAP operating margin	(5)%	(2)%

Net (loss) income:
GAAP net (loss) income	$(14,287)	$479
Less: Stock-based compensation expense	7,418	2,776
Less: Amortization of stock-based compensation capitalized in software development costs	537	398
Less: Amortization of purchased intangibles	1,153	1,187
Less: Income tax effect of adjustments	(1,105)	5,206
Non-GAAP net loss	$(4,074)	$(366)

Net (loss) income per share, basic:
GAAP net (loss) income per share, basic	(0.41)	0.01
Non-GAAP adjustments to net (loss) income	0.29	(0.02)
Non-GAAP net loss per share, basic	$(0.12)	$(0.01)

Net (loss) income per share, diluted:
GAAP net (loss) income per share, diluted	$(0.41)	$0.01
Non-GAAP adjustments to net (loss) income	0.29	(0.02)
Non-GAAP net loss per share, diluted	$(0.12)	$(0.01)

Weighted-average shares used in GAAP per share calculation
Basic	34,836	34,409
Diluted	34,836	35,712

Weighted-average shares used in non-GAAP per share calculation
Basic	34,836	34,409
Diluted	34,836	34,409

	Three Months Ended March 31,
	2022	2021
Free cash flow:
GAAP net cash used in operating activities	$(2,244)	$(4,437)
Purchases of property and equipment	(1,830)	(938)
Capitalized software development costs	(3,484)	(6,140)
Non-recurring taxes paid related to MyCase divestiture	—	6,685
Non-GAAP free cash flow	$(7,558)	$(4,830)

Free cash flow margin:
GAAP net cash used in operating activities as a percentage of revenue	(2)%	(6)%
Purchases of property and equipment as a percentage of revenue	(2)%	(1)%
Capitalized software development costs as a percentage of revenue	(3)%	(8)%
Non-recurring taxes paid related to MyCase divestiture as a percentage of revenue	—%	8%
Non-GAAP free cash flow margin	(7)%	(6)%

Statement Regarding the Use of Non-GAAP Financial Measures

We disclose the following non-GAAP financial measures in this press release: non-GAAP loss from operations, non-GAAP operating expenses (cost of revenue (exclusive of depreciation and amortization), sales and marketing, research and product development, general and administrative, and depreciation and amortization), non-GAAP net loss, non-GAAP net loss per share, and free cash flow.

•Non-GAAP presentation of loss from operations, operating expenses, net loss, and net loss per share. These measures exclude certain non-cash or non-recurring items, including stock-based compensation expense, amortization of stock-based compensation capitalized in software development costs, amortization of purchased intangibles, and the related income tax effect of these adjustments, as applicable and described below.

•Free cash flow. Free cash flow is defined as net cash from operating activities, less purchases of property and equipment and less capitalization of software development costs, plus non-recurring income taxes paid related to the divestiture of MyCase. We use free cash flow to evaluate our generation of cash from operations that is available for purposes other than capital expenditures and capitalized software development costs. Additionally, we believe that information regarding free cash flow provides investors with a perspective on the cash available to fund ongoing operations, because we review cash flows generated from operations after taking into consideration capital expenditures and the capitalization of software development costs due to the fact that these expenditures are considered to be a necessary component of ongoing operations.

We use each of these non-GAAP financial measures internally to assess and compare operating results across reporting periods, for internal budgeting and forecasting purposes, and to evaluate our financial performance. We believe these adjustments also provide useful supplemental information to investors and facilitate the analysis of our operating results and comparison of operating results across reporting periods.

In particular, we believe these non-GAAP financial measures are useful to investors and others in assessing our operating performance due to the following factors:

•Stock-based compensation expense and amortization of stock-based compensation capitalized in software development costs. We utilize stock-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of our stockholders while ensuring long-term retention, rather than to address operational performance for any particular period. As a result, stock-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.

•Amortization of purchased intangibles. We view amortization of purchased intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of purchased intangibles is an expense that is not typically affected by operations during any particular period.

•Income tax effects of adjustments. We utilize a fixed long-term projected tax rate in our computation of non-GAAP income tax effects to provide better consistency across interim reporting periods. In projecting this long-term non-GAAP tax rate, we utilize a financial projection that excludes the direct impact of other non-GAAP adjustments. The projected rate considers other factors such as our current operating structure, existing tax positions in various jurisdictions, and key legislation in major jurisdictions where we operate. For the quarter ended March 31, 2022, we have determined the projected non-GAAP tax rate to be 25%. We periodically re-evaluate this tax rate, as necessary, for significant events, based on relevant tax law changes, and material changes in the forecasted geographic earnings mix.

Our non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP and can exclude expenses that may have a material impact on our reported financial results. As such, non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the tables above. We encourage investors to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.